UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2007

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On September 14, 2007, our Board of Directors approved several cost savings initiatives aimed at reducing our overall operating expenses moving forward (the “Plan”). As part of the Plan, we have ceased our purchasing and collection activities with respect to healthcare receivables and have implemented, effective September 17, 2007, a reduction in our headcount by approximately 115 employees at our locations in San Diego, California, Phoenix, Arizona and Arlington, Texas.

We estimate that we will incur approximately $1.5 million in costs associated with the headcount reduction, almost all of which will be costs related to severance and associated staff restructuring. We estimate that the costs associated with exiting the healthcare business will be approximately $1.7 million, including a charge of $1.3 million related to the disposal of healthcare receivable portfolios. We expect to record the majority of these costs in the third quarter of 2007, and the charge associated with the disposal of portfolios in the third or fourth quarter of 2007. We expect the Plan to be fully implemented by the end of 2007.

A copy of a press release we issued on September 17, 2007 announcing the Plan and the election of Directors as described below is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Our Board has elected George Lund and Warren Wilcox as directors effective September 17, 2007. We notified The NASDAQ Stock Market, Inc. (“NASDAQ”) on September 17, 2007 that our Board has determined that Messrs. Lund and Wilcox are qualified for service on the Audit Committee of our Board under NASDAQ Marketplace Rule 4350(d)(2)(A), and that our Board has appointed these directors to serve on the Audit Committee. As a result, we believe we have regained compliance with Rule 4350(d)(2)(A), which requires each listed company to maintain an audit committee composed of at least three members who meet certain eligibility criteria. As previously disclosed in our Current Reports on Form 8-K filed on May 15, 2007 and June 4, 2007, we have until November 7, 2007 to regain compliance with Rule 4350(d)(2)(A) if our next annual meeting of stockholders will be held before that date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described above, our Board has elected Messrs. Lund and Wilcox as directors effective September 17, 2007. The Board has determined that both Messrs. Lund and Wilcox are “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15) and also appointed Messrs. Lund and Wilcox to the Audit Committee of the Board.

* * * * *

This Current Report on Form 8-K contains forward-looking statements, including but not limited to, statements regarding the Plan, the impact of the Plan on the Company, the expenses the Company expects to incur in connection with the Plan, and the timing of recording such expenses. These statements are based on the Company’s current beliefs and expectations as to future outcomes and are not guarantees of future performance. There are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expected, including but not limited to, unexpected expenditures, costs and charges related to the Plan. For more detailed information on the risks and uncertainties associated with the Company’s business activities, see the reports the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The Company undertakes no obligation to publicly update any forward-looking statements made in this report, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated September 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: September 17, 2007	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 17, 2007